Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) to be filed on or about August 15, 2006 pertaining to the 2000 Stock Plan, as amended, of IDM Pharma, Inc. of our report dated March 27, 2006, with respect to the consolidated financial statements of IDM Pharma, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California
August 8, 2006